SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

BRIGHTHOUSE FUNDS TRUST I

(Name of Registrant As Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BRIGHTHOUSE FUNDS TRUST I

One Financial Center

Boston, Massachusetts 02111

May 26, 2021

Dear Contract Owner:

The accompanying information statement provides information about a new investment subadvisory agreement (the “New Subadvisory Agreement”) between Brighthouse Investment Advisers, LLC (“BIA”) and Eaton Vance Management (“Eaton Vance”) with respect to Brighthouse/Eaton Vance Floating Rate Portfolio (the “Portfolio”), a series of Brighthouse Funds Trust I (the “Trust”). The New Subadvisory Agreement took effect on March 1, 2021, upon the acquisition of Eaton Vance Corp., the prior parent company of Eaton Vance, by Morgan Stanley (the “Transaction”), which constituted a change of control of Eaton Vance. As a result of the Transaction, the previous subadvisory agreement between BIA and Eaton Vance with respect to the Portfolio was automatically terminated. Eaton Vance continues to serve as the subadviser to the Portfolio and the individuals responsible for managing the Portfolio on a day-to-day basis have not changed as a result of the change of control. You are receiving the accompanying information statement because some or all of the value of your variable annuity or variable life insurance contract was invested in the Portfolio as of March 1, 2021.

The accompanying information statement is for your information only. You do not need to do anything in response to this information statement.

Sincerely,

Kristi Slavin
President
Brighthouse Funds Trust I

BRIGHTHOUSE FUNDS TRUST I

Brighthouse/Eaton Vance Floating Rate Portfolio

One Financial Center

Boston, Massachusetts 02111

INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement

This Information Statement is available online at

www.brighthousefinancial.com/products/fund-resources

The primary purpose of this Information Statement is to provide you with information about a new investment subadvisory agreement (the “New Subadvisory Agreement”) between Brighthouse Investment Advisers, LLC (the “Adviser” or “BIA”) and Eaton Vance Management (“Eaton Vance”) with respect to Brighthouse/Eaton Vance Floating Rate Portfolio (the “Portfolio”), a series of Brighthouse Funds Trust I (the “Trust”). The New Subadvisory Agreement took effect on March 1, 2021, upon the acquisition of Eaton Vance Corp., the prior parent company of Eaton Vance, by Morgan Stanley (the “Transaction”). The Transaction constituted a change of control of Eaton Vance within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”). As a result of the Transaction, the previous subadvisory agreement (the “Previous Subadvisory Agreement”) between BIA and Eaton Vance with respect to the Portfolio was automatically terminated. Eaton Vance continues to serve as subadviser to the Portfolio and the individuals responsible for managing the Portfolio on a day-to-day basis have not changed as a result of the change of control. This Information Statement is being mailed beginning on or about May 28, 2021 to the Portfolio’s Contract Owners of record as of the close of business on March 1, 2021 (the “Record Date”). The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. The Trust’s most recent annual and semiannual reports are available upon request without charge by writing the Trust at the above address or calling the Trust toll-free at 1-800-882-1292.

BIA serves as investment adviser to the Portfolio pursuant to a management agreement dated August 4, 2017, as amended from time to time, between the Trust and BIA (the “Management Agreement”). Brighthouse Securities, LLC (the “Distributor”), an affiliate of BIA, serves as the distributor to the Trust. For the fiscal year ended December 31, 2020, the Portfolio paid to the Distributor fees in the amount of $300,727. BIA is located at One Financial Center Boston, Massachusetts 02111. The Distributor is located at 11225 North Community House Road, Charlotte, North Carolina 28277. State Street Bank and Trust Company is the administrator of the Trust and is located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

Section 15(a) of the 1940 Act requires that all agreements under which persons serve as investment advisers or investment subadvisers to investment companies be approved by shareholders. The Securities and Exchange Commission (the “SEC”) has granted exemptive relief to the Trust and BIA (the “Order”) that generally permits BIA, subject to certain conditions, and without the approval of shareholders, to: (a) employ a new investment subadviser for the Portfolio pursuant to the terms of a new investment subadvisory agreement, in each case either as a replacement for an existing subadviser or as an additional subadviser; (b) change the terms of any investment subadvisory agreement in a way that would otherwise require the approval of shareholders; and (c) continue the employment of an existing subadviser on the same subadvisory contract terms where a contract has been terminated because of an assignment of the contract, including, potentially, a change in control of the subadviser. The Trust’s Board of Trustees must approve any new subadvisory agreements implemented in reliance on the Order. The Portfolio may not rely on the Order with respect to subadvisers that are affiliated with BIA. One of the conditions of the Order is that within ninety days after entering into a new or amended investment subadvisory agreement with a new subadviser without shareholder approval, the Portfolio must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. This Information Statement is being provided to you to satisfy this condition of the Order.

THIS INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.	Introduction

Prior to March 1, 2021, Eaton Vance served as subadviser to the Portfolio pursuant to an investment subadvisory agreement dated August 4, 2017, by and between BIA and Eaton Vance (the “Previous Subadvisory Agreement”). At a meeting of the Board of Trustees of the Trust (the “Board”) held on February 25, 2021 (the “February Meeting”), the Board (including a majority of Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust (the “Independent Trustees”)) approved the New Subadvisory Agreement between BIA and Eaton Vance with respect to the Portfolio, which took effect as of March 1, 2021 upon the closing of the Transaction. For a discussion regarding the factors considered by the Board in approving the New Subadvisory Agreement, see Section III below. As a result of the change of control, the Previous Subadvisory Agreement was terminated as of March 1, 2021. As discussed below, the New Subadvisory Agreement is the same in all material respects as the Previous Subadvisory Agreement, except for the effective date and term. As with the Previous Subadvisory Agreement, the Portfolio does not pay the subadvisory fee under the New Subadvisory Agreement. BIA continues to serve as the Portfolio’s investment adviser pursuant to the Management Agreement.

II.	The Previous and New Subadvisory Agreement

The Previous Subadvisory Agreement

The Previous Subadvisory Agreement provided that it would remain in effect, unless sooner terminated, for a period of one year from the effective date and would continue in effect for successive periods of one year thereafter only so long as the Board, including a majority of the Independent Trustees, or a majority of the outstanding voting securities of the Portfolio specifically approved its continuance at least annually. The Previous Subadvisory Agreement could be terminated at any time, without the payment of any penalty, by the Board, by BIA or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days’ prior written notice to Eaton Vance, or by Eaton Vance upon ninety days’ prior written notice to BIA, or upon shorter notice as mutually agreed upon. The Previous Subadvisory Agreement also included a provision that caused it to terminate automatically and immediately in the event of its assignment, except as otherwise provided by any rule of, or action by, the SEC, or in the event that the Management Agreement was terminated for any reason.

The Previous Subadvisory Agreement also generally provided that absent (i) willful misconduct, bad faith, reckless disregard or gross negligence of Eaton Vance in the performance of any of its duties or obligations under the Previous Subadvisory Agreement or (ii) certain material misstatements or omissions made in reliance upon information furnished to BIA or the Trust by Eaton Vance, Eaton Vance would not be liable for any act or omission in the course of, or connected with, rendering services under the Previous Subadvisory Agreement.

Under the Previous Subadvisory Agreement, BIA paid a subadvisory fee to Eaton Vance, based on the average daily net assets of the Portfolio, consisting of a monthly fee computed at the annual rate of 0.300% of the first $500 million of the Portfolio’s average daily net assets and 0.280% of such assets over $500 million. For the fiscal year ended December 31, 2020, BIA paid Eaton Vance $2,221,075 in aggregate subadvisory fees with respect to the Portfolio.

The Previous Subadvisory Agreement was last approved by the Board, including by a separate vote of the Independent Trustees, at a meeting held on November 12, 17–18, 2020. Pursuant to the terms of the Order, the Previous Subadvisory Agreement was not required to be approved by the Portfolio’s shareholders.

The New Subadvisory Agreement

The New Subadvisory Agreement for the Portfolio is attached as Exhibit 1 to this Information Statement. The terms of the New Subadvisory Agreement are the same in all material respects as those of the Previous Subadvisory Agreement, except for the effective date and term. The New Subadvisory Agreement provides that it will remain in effect, unless sooner terminated, for a period of one-year period from March 1, 2021, and thereafter for successive periods of one year only so long as the Board, including a majority of the Independent Trustees, or a majority of the outstanding voting securities of the Portfolio specifically approves its continuance at least annually. The New Subadvisory Agreement can be terminated at any time, without the payment of any penalty, by the Board, by BIA or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days’ prior written notice to Eaton Vance, or by Eaton Vance upon ninety days’ prior written notice to BIA, or upon shorter notice as mutually agreed upon. The New Subadvisory Agreement will terminate automatically and immediately in the event of its assignment, except as otherwise provided by any rule of, or action by, the SEC, or in the event that the applicable Management Agreement between BIA and the Trust is terminated for any reason.

The New Subadvisory Agreement also generally provides that absent (i) willful misconduct, bad faith, reckless disregard or gross negligence of Eaton Vance in the performance of any of its duties or obligations under the New Subadvisory Agreement or (ii) certain material misstatements or omissions made in reliance upon information furnished to BIA or the Trust by Eaton Vance, Eaton Vance will not be liable for any act or omission in the course of, or connected with, rendering services under the New Subadvisory Agreement.

Subadvisory Fee

Under the New Subadvisory Agreement, BIA pays a subadvisory fee to Eaton Vance that is identical to the fee BIA paid to Eaton Vance under the Previous Subadvisory Agreement.

For the fiscal year ended December 31, 2020, BIA paid Eaton Vance $2,221,075 in aggregate subadvisory fees with respect to the Portfolio under the Previous Subadvisory Agreement. If the New Subadvisory Agreement had been in effect during the fiscal year ended December 31, 2020, the fee payable by BIA to Eaton Vance with respect to the Portfolio would have been the same as the fee that was paid during such period.

As with the Previous Subadvisory Agreement, the Portfolio does not pay the subadvisory fees under the New Subadvisory Agreement. Under the Management Agreement, the fees payable to BIA by the Portfolio at current asset levels, before consideration of the effect of any voluntary or contractual advisory fee waiver by BIA, are the same as they were when the Previous Subadvisory Agreement was in effect.

Effective Date

The New Subadvisory Agreement was approved by the Board, including by a separate vote of the Independent Trustees, at the February Meeting, and its effective date was as of March 1, 2021.

III.	Board Considerations

At the February Meeting, the Board, including a majority of the Independent Trustees, approved the New Subadvisory Agreement. BIA had informed the Board that the Transaction would result in a change of control of Eaton Vance Corp. that would cause the automatic termination of the Previous Subadvisory Agreement. BIA informed the Board that the Transaction was expected to occur during the first quarter of 2021.

In considering the New Subadvisory Agreement, the Board reviewed information that was provided by the Adviser relating to the Portfolio including information about the Transaction, as well as a representation to the Board by the Adviser that the material terms of the New Subadvisory Agreement, including the fees payable thereunder, were identical to the Previous Subadvisory Agreement. In determining whether to approve the New Subadvisory Agreement, the Board considered the nature, quality, and extent of the services that were currently provided by Eaton Vance under the Previous Subadvisory Agreement as well as the services that would continue to be provided by Eaton Vance under the New Subadvisory Agreement. In particular, the Trustees considered the Adviser’s representation that, after the Transaction, Eaton Vance expects that: (i) the portfolio management team will continue to provide the same nature, extent and quality of service that it currently provides to the Portfolio; (ii) the portfolio management team will continue to manage the Portfolio’s assets in accordance with the investment objective of the Portfolio; and (iii) the portfolio management team will retain the same level of resources to support the management of the Portfolio. The Independent Trustees were separately advised by independent legal counsel throughout the process and met with independent legal counsel in executive session outside the presence of management.

In approving the New Subadvisory Agreement, the Board also considered its prior conclusions with respect to its approvals of the Previous Subadvisory Agreement, including the Board’s general satisfaction with the nature, quality, and extent of the services being provided by Eaton Vance to the Portfolio. In making that approval at a Board meeting held on November 12, 17-18, 2020, the Board considered a variety of factors, including, for example, the experience and qualifications of the portfolio management team and the Portfolio’s performance.

Based on the foregoing and other relevant considerations, at the February Meeting, the Board, including a majority of the Independent Trustees, voted to approve the New Subadvisory Agreement. The Board concluded that, in light of all factors considered, the terms of the New Subadvisory Agreement, including fee rates, were fair and reasonable.

IV.	The Subadviser

Eaton Vance is the Subadviser to the Portfolio. As of December 31, 2020, Eaton Vance and its affiliates managed approximately $583.1 billion on behalf of mutual funds, institutional clients and individuals. The address of Eaton Vance is Two International Place, Boston, Massachusetts 02110.

Craig P. Russ and Andrew N. Sveen, CFA, have each managed the Portfolio since its inception in 2010. Michael J. Turgel, CFA, has managed the Portfolio since September 2020.

Following is a list of the directors and principal executive officers of Eaton Vance and their principal occupations. The address of each person listed with respect to their position with Eaton Vance, unless noted otherwise, is: c/o Eaton Vance Management, Two International Place, Boston, Massachusetts 02110.

Name	Principal Occupation at Eaton Vance
Thomas E. Faust Jr.	President and Chief Executive Officer
Richard F. Froio	Vice President and Chief Compliance Officer
Daniel C. Cataldo	Vice President and Chief Administrative Officer
Frederick Marius*	Vice President and Chief Legal Officer

* Frederick Marius retired from Eaton Vance as of April 16, 2021.

Eaton Vance acts as investment adviser or subadviser to the following mutual funds that have investment objectives similar to those of the Portfolio:

AS OF DECEMBER 31, 2020

Name of Comparable Fund	Annual Fee Schedule (as a % of average daily net assets)	Account Type	Assets under Management
Eaton Vance Floating-Rate Fund	0.65% (management fee)	1940 Act retail mutual fund	$5,136,624,972

V.	Changes in the Portfolio’s Investment Style and Changes in the Portfolio’s Risks

There have been no changes to the Portfolio’s portfolio managers, investment objectives, or principal investment strategies and risks in connection with the change of control of Eaton Vance.

VI.	Portfolio Transactions

Subject to the supervision and control of BIA and the Board, Eaton Vance is responsible for decisions to buy and sell securities for the Portfolio’s account and for the placement of its portfolio business with broker-dealers and the negotiation of commissions, if any, paid on such transactions. Eaton Vance is responsible for effecting the Portfolio’s portfolio transactions and will do so in a manner deemed fair and reasonable and not according to any formula. Brokerage commissions are paid on transactions in equity securities traded on a securities exchange. Certain equity securities are traded in the over-the-counter market. In over-the-counter transactions, orders are placed directly with a principal market maker unless a better price and execution can be obtained by using a broker. This does not mean that the lowest available brokerage commission will be paid. Although from time to time the Portfolio might pay a commission on a transaction involving a fixed-income security, transactions involving fixed-income securities are typically conducted directly with a dealer or other counterparty (principal transaction), and no commission is paid.

Generally, Eaton Vance only places portfolio transactions with a broker that it believes is financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates or prices which, when combined with the quality of the foregoing services, will produce best execution for the transaction. In negotiating commission rates, Eaton Vance will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such information. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account.

In selecting brokers to effect transactions for the Portfolio, Eaton Vance may consider the brokerage and research services provided by a broker. Eaton Vance may cause the Portfolio to pay a broker that provides brokerage and research services an amount of commission for effecting a securities transaction for the Portfolio in excess of the amount another broker would have charged for effecting the same portfolio transaction. Eaton Vance must determine in good faith that such higher commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker viewed in terms of that particular transaction or Eaton Vance’s overall responsibilities to the Portfolio and its other clients. Eaton Vance’s authority to cause the Portfolio to pay a higher commission is subject to the brokerage policies the Board may adopt from time to time.

The Board has approved a Statement of Directed Brokerage Policies and Procedures for Reducing Trust Expenses (the “Statement”). Under the Statement, the Trust may cause a Portfolio to effect securities transactions through brokers in a manner that would help to generate resources to pay the cost of certain expenses which the Portfolio is required to pay or for which the Portfolio is required to arrange payment (“Directed Brokerage”). The Board will review the levels of Directed Brokerage for the Portfolio on a quarterly basis.

For the year ended December 31, 2020, the Portfolio did not pay any brokerage commissions.

VII.	Portfolio’s Ownership Information

As of the Record Date, the total number of Class A and Class B shares of the Portfolio outstanding was 65,208,344 and 12,972,605, respectively.

Metropolitan Life Insurance Company, Brighthouse Life Insurance Company and Brighthouse Life Insurance Company of NY and their respective affiliates (individually an “Insurance Company”) are the record owners, through their separate accounts, of all of the shares of the Portfolio.

As of the Record Date, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the shares of beneficial interest of the Portfolio. To the Trust’s knowledge, no person, as of the Record Date, was entitled to give voting instructions to an Insurance Company with respect to 5% or more of the Portfolio’s shares.

VIII.	Shareholders Sharing the Same Address

As permitted by law, only one copy of this Information Statement may be delivered to Contract Owners residing at the same address, unless such Contract Owners have notified the Trust of their desire to receive multiple copies of the shareholder reports and other materials that the Trust sends. If you would like to receive an additional copy of this Information Statement, please contact the Trust by writing to the Trust at One Financial Center, Boston, Massachusetts 02111, or by calling 1-800-882-1292. The Trust will then promptly deliver, upon request, a separate copy of this Information Statement to any Contract Owner residing at an address to which only one copy was mailed. Contract Owners wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and Contract Owners sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated.

Exhibit 1

INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of this 1st day of March, 2021, by and between Eaton Vance Management, a Massachusetts business trust (the “Subadviser”), and Brighthouse Investment Advisers, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser serves as investment manager of Brighthouse Funds Trust I (the “Trust”), a Delaware statutory trust which has filed a registration statement (the “Registration Statement”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Securities Act of 1933, as amended (the “1933 Act”), pursuant to a management agreement dated as of August 4, 2017, as amended from time to time (the “Management Agreement”); and

WHEREAS, the Trust is comprised of several separate investment portfolios, one of which is the Brighthouse/Eaton Vance Floating Rate Portfolio (the “Portfolio”); and

WHEREAS, the Adviser desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser to assist the Adviser in performing investment advisory services for the Portfolio; and

WHEREAS, the Subadviser is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Adviser;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1.    Employment of the Subadviser. The Adviser hereby employs the Subadviser to manage the investment and reinvestment of the assets of the Portfolio, subject to the control and direction of the Trust’s Board of Trustees, for the period and on the terms hereinafter set forth. The Subadviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Adviser, the Portfolio or the Trust in any way. The Subadviser may execute account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio, provided the Subadviser receives the express agreement and consent of the Adviser and/or the Trust’s Board of Trustees to execute futures account agreements, ISDA Master Agreements and other documents related thereto, which consent shall not be unreasonably withheld. In such respect, and only for this limited purpose, the Subadviser shall act as the Adviser’s and the Trust’s agent and attorney-in-fact.

Copies of the Trust’s Registration Statement, Agreement and Declaration of Trust and Bylaws (collectively, the “Charter Documents”), each as currently in effect, have been or will be delivered to the Subadviser. The Adviser agrees, on an ongoing basis, to notify the Subadviser in writing of each change in the fundamental and non-fundamental investment policies and restrictions of the Portfolio before they become effective and to provide to the Subadviser as promptly as practicable copies of all amendments and supplements to the Registration Statement before filing with the Securities and Exchange Commission (“SEC”) and amendments to the Charter Documents. The Adviser will promptly provide the Subadviser with any procedures applicable to the Subadviser adopted from time to time by the Trust’s Board of Trustees and agrees to promptly provide the Subadviser copies of all amendments thereto. The Subadviser will not be bound to follow any change in the investment policies, restrictions or procedures of the Portfolio or Trust, however, until it has received written notice of any such change from the Adviser. The Subadviser shall not have any liability resulting from the Adviser’s failure to deliver documents pursuant to this Section 1.

The Adviser shall timely furnish the Subadviser with such additional information as may be reasonably necessary for or requested by the Subadviser to perform its responsibilities pursuant to this Agreement. The Adviser shall cooperate with the Subadviser in setting up and maintaining brokerage accounts and other accounts the Subadviser deems advisable to allow for the purchase or sale of various forms of securities pursuant to this Agreement.

2.    Obligations of and Services to be Provided by the Subadviser. The Subadviser undertakes to provide the following services and to assume the following obligations:

a.

The Subadviser shall manage the investment and reinvestment of the portfolio assets of the Portfolio, all without prior consultation with the Adviser, subject to and in accordance with the investment objective and policies of the Portfolio set forth in the Trust’s Registration Statement and the Charter Documents, as such Registration Statement and Charter Documents may be amended from time to time, in compliance with the requirements applicable to registered investment companies under applicable laws and those requirements applicable to both regulated investment companies and segregated asset accounts under Subchapter M and Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”), including but not limited to, the diversification requirements of Section 817(h) of the Code and the regulations thereunder and any written instructions which the Adviser or the Trust’s Board of Trustees may issue from time-to-time in accordance therewith. In pursuance of the foregoing, the Subadviser shall make all determinations with respect to the purchase and sale of portfolio securities and shall take such action necessary to implement the same. The Subadviser shall render such reports to the Trust’s Board of Trustees and the Adviser as they may reasonably request concerning the investment activities of the Portfolio, provided that the Subadviser shall not be responsible for Portfolio accounting. Unless the Adviser gives the Subadviser written instructions to the contrary, the Subadviser shall, in good faith and in a manner which it reasonably believes best serves the interests of the Portfolio’s shareholders, direct the Portfolio’s custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Portfolio.

b.

To the extent provided in the Trust’s Registration Statement, as such Registration Statement may be amended from time to time, the Subadviser shall, in the name of the Portfolio, place orders for the execution of portfolio transactions with or through such brokers, dealers or other financial institutions as it may select including affiliates of the Subadviser and, complying with Section 28(e) of the Securities Exchange Act of 1934, as amended, may pay a commission on transactions in excess of the amount of commission another broker-dealer would have charged.

c.

In connection with the placement of orders for the execution of the portfolio transactions of the Portfolio, the Subadviser shall create and maintain all necessary records pertaining to the purchase and sale of securities by the Subadviser on behalf of the Portfolio in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the SEC, the Trust, the Adviser or any person retained by the Trust at all reasonable times. The Subadviser will furnish copies of such records to the Adviser or the Trust within a reasonable time after receipt of a request from either the Adviser or the Trust. Where applicable, such records shall be maintained by the Subadviser for the periods and in the places required by Rule 3 la-2 under the 1940 Act.

d.

In accordance with Rule 206(4)-7 under the Advisers Act, the Subadviser has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Advisers Act and any rules thereunder by the Subadviser and its supervised persons. Further, the Subadviser reviews, at least annually, its written policies and procedures and the effectiveness of their implementation.

e.	The Subadviser shall:

i.	Comply with the Adviser’s written compliance policies and procedures pursuant to Rule 38a-1 under the 1940 Act, subject to the limitations set forth in Section 1 hereof;

ii.	Promptly provide to the Adviser copies of its annual compliance review report (or a summary of the process and findings), as well as copies of such items as third-party compliance audits;

iii.

Notify the Adviser promptly of any examination, inquiry, investigation, institution of a proceeding by the SEC or other regulators or Self Regulatory Organization (“SRO”) relating directly or indirectly to the Subadviser’s asset management business (to the extent permitted by law); and

iv.

Notify the Adviser promptly of any material compliance matters (as defined in Rule 38a-l under the 1940 Act) and actions taken in response to issues or items raised by the SEC, SRO or other regulators that may reasonably affect the Subadviser’s ability to provide asset management services.

f.

The Subadviser shall bear its expenses of providing services pursuant to this Agreement, but shall not be obligated to pay any expenses of the Adviser, the Trust, or the Portfolio, including without limitation: (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Portfolio, such as loan assignment fees; and (c) custodian fees and expenses.

g.

The Subadviser and the Adviser acknowledge that the Subadviser is not the compliance agent for the Portfolio or for the Adviser and does not have access to all of the Portfolio’s books and records necessary to perform certain compliance testing. To the extent that the Subadviser has agreed to perform the services specified in this Section 2 in accordance with the Trust’s Registration Statement and Charter Documents, written instructions of the Adviser and any policies adopted by the Trust’s Board of Trustees applicable to the Portfolio (collectively, the “Charter Requirements”), and in accordance with applicable law (including Subchapter M and the diversification requirements of Section 817(h) of the Code, the 1940 Act and the Advisers Act (“Applicable Law”)), the Subadviser shall perform such services based upon its books and records with respect to the Portfolio (as specified in Section 2.c. hereof), which comprise a portion of the Portfolio’s books and records, and upon information and written instructions received from the Trust, the Adviser or the Trust’s administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the Charter Requirements and Applicable Law based upon such books and records and such information and instructions provided by the Trust, the Adviser or the Trust’s administrator. The Subadviser shall, as part of a complete portfolio compliance testing program, perform quarterly diversification testing under Section 817(h) of the Code. The Subadviser shall provide timely notice each calendar quarter that such diversification was satisfied or if not satisfied, that corrections were made within 30 days of the end of the calendar quarter. The Subadviser shall have no responsibility to monitor certain limitations or restrictions for which the Subadviser has not been provided sufficient information in accordance with Section 1 of this Agreement or otherwise. All such monitoring shall be the responsibility of the Adviser.

h.

The Subadviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

i.

The Subadviser shall be responsible for the preparation and filing of Schedule 13G and Form 13F on behalf of the Portfolio. The Subadviser shall not be responsible for the preparation or filing of any other reports required of the Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing.

j.

As the delegate of the Trustees of the Trust, the Subadviser shall provide the Adviser with information providing the basis for reasonable and good faith fair valuations for any securities in the Portfolio for which the Subadviser deems current market quotations are either not readily available or not reliable. Subadviser will also provide fair valuation information in response to the reasonable inquiry of the Adviser or the Adviser’s delegate.

k.

The Subadviser will notify the Trust and the Adviser of (i) any assignment of this Agreement or change of control of the Subadviser, as applicable, and (ii) any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser, in each case prior to or promptly after, such change. The Subadviser agrees to bear all reasonable expenses of the Trust, if any, arising out of any assignment by, or change in control of the Subadviser and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser. In the case of an assignment of this Agreement or a change in control, such expenses are agreed to include reimbursement of reasonable costs associated with preparing, printing and mailing information statements to existing shareholders of the Portfolio. In the case of changes in key personnel, such expenses are agreed to include reimbursement of reasonable costs associated with preparing, printing and mailing any supplements to the prospectus to existing shareholders of the Portfolio if such changes involve personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser identified in the prospectus or Statement of Additional Information.

l.

The Subadviser may, but is not obligated to, combine or “batch’’ orders for client portfolios to obtain best execution, to negotiate more favorable commission rates or to allocate equitably among the Subadviser’s clients differences in prices and commissions or other transaction costs that might have been obtained had such orders been placed independently. Under this procedure, transactions will be averaged as to price and transaction costs and typically will be allocated among the Subadviser’s clients in proportion to the purchase and sale orders placed for each client account on any given day. If the Subadviser cannot obtain execution on all the combined orders at prices or for transaction costs that the Subadviser believes are desirable, the Subadviser will allocate the securities the Subadviser does buy or sell as part of the combined orders by following the Subadviser’s order allocation procedures.

m.

The Subadviser will not consult with any other subadviser of the Trust concerning securities transactions of any portfolio of the Trust in securities or other assets, except as otherwise permitted by the 1940 Act or any rules thereunder.

n.	The Subadviser will not be responsible for filing claims in class action settlements related to securities currently or previously held by the Portfolio.

3.    Compensation of the Subadviser. In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Subadviser a fee at the annual rate of the value of the Portfolio’s average daily net assets set forth in Schedule A hereto. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month. If the Subadviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Subadviser, the value of the Portfolio’s net assets shall be computed at the times and in the manner specified in the Trust’s Registration Statement.

4.    Activities of the Subadviser. The services of the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired. It is understood that the Subadviser may give advice or take action for its other clients which may differ from advice given, or the timing or nature of action taken, for the Portfolio.

The Subadviser shall be subject to a written code of ethics adopted by it that conforms to the requirements of Rule l7j-l(b) of the 1940 Act, and shall not be subject to any other code of ethics, including the Adviser’s code of ethics, unless specifically adopted by the Subadviser.

5.    Use of Names. The Subadviser hereby consents to the Portfolio being named the Brighthouse/Eaton Vance Floating Rate Portfolio. The Adviser shall not use the name “Eaton Vance” and any of the other names of the Subadviser or its affiliated companies and any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Subadviser or any of its affiliates in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Subadviser; provided, however, that the Subadviser shall approve all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld. The Subadviser shall not use the name of the Trust, the Adviser or any of their affiliates in any material relating to the Subadviser in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its or the Trust’s name which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC or a state securities commission; and, provided, further, that in no event shall such approval be unreasonably withheld.

The Adviser recognizes that from time to time directors, officers and employees of the Subadviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name “Eaton Vance” or any derivative or abbreviation thereof as part of their name, and that the Subadviser or its affiliates may enter into investment advisory, administration or other agreements with such other entities.

Upon termination of this Agreement for any reason, the Adviser shall within 30 days cease and cause the Portfolio and the Trust to cease all use of the name and mark “Eaton Vance.”

6.    Liability and Indemnification.

a.

Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Subadviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser or the Trust as a result of any error of judgment or mistake of law by the Subadviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Subadviser for, and the Subadviser shall indemnify and hold harmless the Trust, the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Subadviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Subadviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser or the Trust by the Subadviser Indemnitees (as defined below) for use therein. To the extent that related performance information is contained in the Registration Statement, the Subadviser shall have no liability related to the appropriateness for inclusion of such information.

b.

Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Adviser and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Subadviser as a result of any error of judgment or mistake of law by the Adviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Subadviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Subadviser lndemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Subadviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder, (ii) any failure by the Adviser to properly notify the Subadviser of changes to the Registration Statement or any Charter Requirements that leads to any such losses, claims, damages, liabilities or litigation to which any of the Subadviser lndemnitees may be subject or (iii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser or the Trust by an Subadviser Indemnitee for use therein.

7.    Limitations of Liability.

a.

The Subadviser acknowledges that it has received notice of and accepts the limitations upon the Trust’s liability set forth in its Agreement and Declaration of Trust. The Subadviser agrees that any of the Trust’s obligations shall be limited to the assets of the Portfolio and that the Subadviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trust officer, employee or agent of the Trust.

b.

The Trust and the Adviser are hereby expressly put on notice that the Subadviser is a Massachusetts business trust formed under a declaration of trust. All persons dealing with the Subadviser must look solely to the property of the Subadviser for satisfaction of claims of any nature against the Subadviser, as neither the trustees, officers, employees nor shareholders of the Subadviser assume any personal liability in connection with its business or for obligations entered into on its behalf.

8.    Renewal, Termination and Amendment. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of one year and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the Portfolio is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by vote of a majority of the Trust’s Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party. This Agreement may be terminated as to the Portfolio at any time, without payment of any penalty, by the Trust’s Board of Trustees, by the Adviser, or by a vote of the majority of the outstanding voting securities of the Portfolio upon 60 days’ prior written notice to the Subadviser, or by the Subadviser upon 90 days’ prior written notice to the Adviser, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Management Agreement between the Adviser and the Trust. This Agreement shall terminate automatically and immediately in the event of its assignment, except as otherwise provided by any rule of, or action by, the SEC. The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meaning set forth for such terms in the 1940 Act. This Agreement may be amended by written instrument at any time by the Subadviser and the Adviser, subject to approval by the Trust’s Board of Trustees and, if required by applicable SEC rules, regulations, or orders, a vote of a majority of the Portfolio’s outstanding voting securities.

9.    Confidential Relationship. Any information and advice furnished by any party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation. All information disclosed as required by law, rule or regulation shall nonetheless continue to be deemed confidential.

The Adviser hereby consents to the disclosure to third parties of (i) investment results and other data of the Adviser or the Portfolio in connection with providing composite investment results of the Subadviser and (ii) investments and transactions of the Adviser or the Portfolio in connection with providing composite information of clients of the Subadviser.

10.    Cooperation with Regulatory Authorities. The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim or suit as a result of performing its obligations under this Agreement.

11.    Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12.    Custodian. The Portfolio assets shall be maintained in the custody of its custodian. Any assets added to the Portfolio shall be delivered directly to such custodian. The Subadviser shall have no liability for the acts or omissions of any custodian of the Portfolio’s assets. The Subadviser shall have no responsibility for the segregation requirement of the 1940 Act or other applicable law other than to notify the custodian of investments that require segregation and appropriate assets for segregation.

13.    Notices. All notices hereunder shall be provided in writing, by facsimile or by e-mail. Notices shall be deemed given if delivered in person or by messenger, certified mail with return receipt, or by a reputable overnight delivery service that provides evidence of receipt to the parties; upon receipt if sent by facsimile; or upon read receipt or reply if delivered by e-mail, at the following addresses:

If to Trust:	Brighthouse Funds Trust I One Financial Center Boston, Massachusetts 02111 Attn: Kristi Slavin kslavin@brighthousefinancial.com (e-mail)

If to Adviser:	Brighthouse Investment Advisers, LLC One Financial Center Boston, Massachusetts 02111 Attn: Kristi Slavin kslavin@brighthousefinancial.com (e-mail)

If to Subadviser:	Eaton Vance Management

Attn:
Email:

14.     Information. The Adviser hereby acknowledges that it and the Trustees of the Trust have been provided with all information necessary in connection with the services to be provided by the Subadviser hereunder, including a copy of Part II of the Subadviser’s Form ADV at least 48 hours prior to the Adviser’s execution of this Agreement, and any other information that the Adviser or the Trustees deem necessary.

15.    Miscellaneous. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

BRIGHTHOUSE INVESTMENT ADVISERS, LLC

By:	/s/ Kristi Slavin
Kristi Slavin
President

EATON VANCE MANAGEMENT

By:	/s/ Maureen Gemma
Name:	Maureen Gemma
Title:	Vice President

SCHEDULE A

Percentage of average daily net assets:

Brighthouse/Eaton Vance Floating Rate	0.300% up to and including $500 million

Portfolio	0.280% in excess of $500 million